EXHIBIT 21



                     BALLY TOTAL FITNESS HOLDING CORPORATION
                              LIST OF SUBSIDIARIES

                                                                         Place of Incorporation
                                                                         ----------------------

Bally Total Fitness Corporation                                          Delaware
     Nycon Holding Co., Inc. (a)                                         New York
          Rhode Island Holding Co. (b)                                   Rhode Island
               Providence Fitness Centers, Inc. (c)                      Rhode Island
          New Fitness Holding Co., Inc. (d)                              New York
               Holiday Health & Fitness Centers of New York, Inc. (e)    New York
               Connecticut Valley Fitness Centers, Inc. (f)              Connecticut
               Connecticut Coast Fitness Centers, Inc. (g)               Connecticut
     Scandinavian Health Spa, Inc.                                       Ohio
          Scandinavian U. S. Swim & Fitness, Inc.                        Ohio
     Scandinavian Development Company                                    Illinois
          Spa Associates Limited Partnership (h)                         Ohio
          Penn Hills Spa Limited Partnership (h)                         Ohio
     H & T Receivable Funding Corporation                                Delaware
     BFIT Rehabilitation Services, Inc.                                  Delaware
          BFIT Rehab of West Palm Beach, Inc.                            Florida
          BFIT Rehab of Coral Gables, Inc.                               Florida
          BFIT Rehab of Boca Roton, Inc.                                 Florida
          BFIT Rehab of Sunrise, Inc.                                    Florida
          BFIT Rehab of Kendall, Inc.                                    Florida
     Bally Matrix Fitness Centre, Ltd. (i)                               Ontario, Canada
     C.Z.W. Health Limited                                               Ontario, Canada
     Greater Philly No. 1 Holding Company (j)                            Pennsylvania
         Greater Philly No. 2 Holding Company (k)                        Pennsylvania
              Physical Fitness Centers of Philadelphia, Inc. (l)         Pennsylvania
     Vic Tanny International of Greater Michigan, Inc.                   Michigan
     Vic Tanny International of Cleveland, Inc.                          Ohio
     Holiday Spa Health Clubs of California                              California
     Vic Tanny International of Toledo, Inc.                             Ohio
     Bally's PacWest, Inc.                                               Washington
     Health & Tennis Corporation of New York, Inc.                       Delaware
     U.S. Health, Inc.                                                   Delaware
          Holiday Universal, Inc.                                        Delaware
     Bally's S.C. Management, Inc.                                       California
     So. Cal. Nautilus Fitness Center, Inc.                              California
     Holiday Health Clubs of the East Coast, Inc. (m)                    Delaware
          Holiday/Southeast Holding Corp. (n)                            Delaware
               Tidelands Holiday Health Clubs, Inc. (o)                  Virginia
               Holiday Health Clubs of the Southeast, Inc. (o)           South Carolina
     Houston Health Clubs, Inc.                                          Texas
     Holiday Health Clubs and Fitness Centers, Inc.                      Colorado

                                                                      EXHIBIT 21



                     BALLY TOTAL FITNESS HOLDING CORPORATION
                              LIST OF SUBSIDIARIES

                                                                         Place of Incorporation
                                                                         ----------------------

Bally Total Fitness Corporation (CONTINUED)
     Jack LaLanne Holding Corp.                                          New York
          Vertical Fitness and Racquet Club, Ltd.                        New York
          Jack LaLanne Fitness Centers, Inc.                             New York
          Manhattan Sports Club,Inc.                                     New York
    Vic Tanny International, Inc.                                        Michigan
    Vic Tanny International of Missouri, Inc.                            Missouri
    Health & Tennis (U.K.) Limited                                       United Kingdom
    Bally's Fitness & Racquet Clubs, Inc.                                Florida
Bally Franchising Holdings, Inc.                                         Illinois
    Bally Fitness Franchising, Inc.                                      Illinois
    Bally Franchise RSC, Inc.                                            Illinois
Lincoln Indemnity Company                                                Vermont

NOTES:

Subsidiaries of subsidiary companies are indented and follow the respective companies by which they are controlled. With the exception of the following, percentage of ownership is 100%.

(a)  85% of outstanding stock owned by Bally Total Fitness Corporation.
(b) 80% of outstanding stock owned by Nycon Holding Co., Inc. and 7.5% owned by Bally Total Fitness Corporation.
(c)  80% of outstanding stock owned by Rhode Island Holding Co.
(d) 80% of outstanding stock owned by Nycon Holding Co., Inc. and 13.5% owned by Bally Total Fitness Corporation.
(e) 80% of outstanding stock owned by New Fitness Holding Co., Inc. and 3% owned by Bally Total Fitness Corporation.
(f) 80% of outstanding stock owned by New Fitness Holding Co., Inc. and 7% owned by Bally Total Fitness Corporation.
(g) 80% of outstanding stock owned by New Fitness Holding Co., Inc. and 18% owned by Bally Total Fitness Corporation.
(h) 50% of outstanding stock owned by Scandinavian Development Company and 50% owned by Bally Total Fitness Holding Corporation.
(i)  88.6% of outstanding stock owned by Bally Total Fitness Corporation.
(j) 80% of outstanding stock owned by Bally Total Fitness Corporation and 5% owned by Bally Total Fitness Holding Corporation.
(k) 80% of outstanding stock owned by Greater Philly No. 1 Holding Company and 20% owned by Bally Total Fitness Corporation.
(l) 80% of outstanding stock owned by Greater Philly No. 2 Holding Company and 20% owned by Bally Total Fitness Corporation.
(m) 50% of outstanding stock owned by U.S. Health, Inc. and 50% owned by Bally Total Fitness Corporation.
(n) 80% of outstanding stock owned by Holiday Health Clubs of the East Coast, Inc. and 20% owned by Bally Total Fitness Corporation.
(o) 80% of outstanding stock owned by Holiday/Southeast Holding Corp. and 20% owned by Bally Total Fitness Corporation.